EXHIBIT 99.1

News Release

Mattson Technology Contact
J. Michael Dodson
Mattson Technology, Inc.
tel 1-510-657-5900
fax 1-510-492-5963
mike.dodson@mattson.com

MATTSON TECHNOLOGY, INC. APPOINTS
DR. FUSEN CHEN AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

FREMONT, CA - February 19, 2013 - Mattson Technology, Inc. (Nasdaq: MTSN), a leading supplier of advanced process equipment used to manufacture semiconductors, today announced that Dr. Fusen E. Chen has been appointed President and Chief Executive Officer, and a member of the Board of Directors effective immediately. He replaces David Dutton, who will continue to assist the Company during a transition period.

Dr. Chen was most recently an executive vice president at Novellus Systems, with responsibility for all product business units. Prior to this position, Dr. Chen was the Chief Technology Officer ("CTO") at Novellus, with the responsibility for defining the company's technology strategy and direction. As the CTO, Dr. Chen was Novellus' primary executive interface with customers in Asia.

Prior to joining Novellus, Dr. Chen spent ten years at Applied Materials, most recently as the group vice president and general manager for the company's copper physical vapor deposition and interconnect product business group. Prior to Applied Materials, Dr. Chen worked at LSI Logic and SGS-Thomson Microelectronics.
"Mattson Technology is a company with a great technical foundation and differentiated capabilities," said Chen. "I look forward to joining this dynamic team, creating value for our customers and driving the company's performance and growth."

"The Board is enormously pleased to welcome Fusen as the President and CEO of Mattson," said Ken Kannappan, Chairman of the Board. "Fusen brings nearly thirty years of semiconductor and semiconductor capital equipment experience from some of the most successful companies in the industry. He has successfully nurtured long-term customer relationships, particularly in Asia, and we look forward to him driving Mattson's future growth."

"We believe that Mattson's active and continuing implementation of cost reductions during the past year has put the Company on the right path and we believe that Fusen will continue to maintain a streamlined operation while expanding new opportunities for growth," Kannappan continued.

"The Board wants to thank Dave Dutton for his tireless efforts and significant contributions to Mattson over many years. We are very pleased that Dave will continue to help us during a transition period and wish him success in his future endeavors," Kannappan concluded.

"I am pleased that the Company has hired an executive with Fusen's extensive industry experience and strong customer relationships to build on what Mattson has accomplished," said Dutton. "I am fully committed to assisting in a smooth transition."

About Mattson Technology, Inc.
Mattson Technology, Inc. designs, manufactures and markets semiconductor wafer processing equipment used in the fabrication of integrated circuits. We are a leading supplier of plasma and rapid thermal processing equipment to the global semiconductor industry, and operate in three primary product sectors: Dry Strip, Rapid Thermal Processing and Etch. Through manufacturing and design innovation, we have produced technologically advanced systems that provide productive and cost-effective solutions for customers fabricating current- and next-generation semiconductor devices. For more information, please contact Mattson Technology, Inc., 47131 Bayside Parkway, Fremont, CA, 94538. Telephone: (800) MATTSON / (510) 657-5900. Internet: www.mattson.com.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to statements of the plans, strategies and objectives of management for future operations. Forward-looking statements address matters that are subject to a number of risks and uncertainties that can cause actual results to differ materially from those expressed or implied by such forward-looking statements and assumptions. Such risks and uncertainties include, but are not limited to: macroeconomic and geopolitical trends and events; end-user demand for semiconductors; customer demand for semiconductor manufacturing equipment; the timing of significant customer orders for the Company's products; customer acceptance of delivered products and the Company's ability to collect amounts due upon shipment and upon acceptance; the Company's ability to timely manufacture, deliver and support ordered products; the Company's ability to bring new products to market and to gain market share with such products; customer rate of adoption of new technologies; risks inherent in the development of complex technology; the timing and competitiveness of new product releases by the Company's competitors; the Company's ability to align its cost structure with market conditions; and other risks and uncertainties described in the Company's Forms 10-K, 10-Q and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information provided in this news release.